QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.1

REVOCABLE PROXY
WILLOW GROVE BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS

                        , 2005
           a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints the Board of Directors of Willow Grove Bancorp, Inc. (the "Company"), or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the special meeting of shareholders, to be held on                         , 2005 at       a.m., local time, at                ,                ,                 , Pennsylvania and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting, as follows:

        1.     The approval of the agreement and plan of merger, dated as of January 20, 2005, between Willow Grove Bancorp, Inc. and Chester Valley Bancorp Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        2.     The adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

        This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposal to approve the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other business is presented at the special meeting, including whether or not to adjourn the special meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

Dated:

SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QuickLinks

  EXHIBIT 99.1
REVOCABLE PROXY WILLOW GROVE BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS
, 2005 a.m., Local Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS